SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                     June 17, 2016

PROTAGENIC THERAPEUTICS, INC.
(Exact name of Company as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Company’s telephone number, including area code)

ATRINSIC, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On February 11, 2016, we engaged Marcum LLP (“Marcum”) as our principal independent registered public accounting firm, and effective February 11, 2016, we dismissed Schulman Lobel Zand Katzen Williams & Blackman LLP (“Schulman”) as Protagenic Therapeutics, Inc.’s principal independent registered public accounting firm. The decision to dismiss Schulman and to appoint Marcum was approved by our board of directors.

Schulman’s report on Protagenic Therapeutics and subsidiary's financial statements for either of the two most recent fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report for the year ended December 31, 2014 on Protagenic Therapeutics and subsidiary's financial statements contained an explanatory paragraph in respect to the substantial doubt about Protagenic Therapeutics’ ability to continue as a going concern.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of dismissal, there were no disagreements, resolved or not, with Schulman on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Schulman, would have caused Schulman to make reference to the subject matter of the disagreement(s) in connection with its report.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of dismissal, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Schulman with a copy of the disclosure in this Item 4.01 of this Current Report on Form 8-K prior to its filing with the SEC, and requested that it furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in this Item 4.01 of this current report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Schulman is filed as an Exhibit 16.1 to this Current Report on Form 8-K.

During Protagenic Therapeutics’ two most recent fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of appointment, we have not consulted with Marcum regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Marcum provided to us a written report or oral advice that Marcum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Marcum regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On June 17, 2016, Atrinsic, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a third amendment and restatement (the “Third Amendment and Restatement”) to the Company’s Amended and Restated Certificate of Incorporation, effective June 17, 2016 (the “Effective Time”), to effect a one-for-15,463.7183 reverse split of the Company’s Common Stock (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, at the Effective Time, each 15,463.7183 shares of Common Stock owned by a stockholder were combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. The Third Amendment and Restatement also effected (i) a reduction in the Company’s authorized shares of Common Stock from 100 billion shares to 100 million shares, (ii) an increase in the par value of the Company’s Common Stock from $0.000001 per share to $0.0001 per share and (iii) a reduction in the Company’s authorized shares of preferred stock from 5 billion shares to 20 million shares. The Third Amendment and Restatement was adopted by the Company’s Board of Directors on March 25, 2016, subject to stockholder approval at the Special Meeting.

In connection with the Reverse Stock Split, the 11,018,766 outstanding shares of the Company’s Series B Preferred Stock automatically converted (the “Conversion”), on a one-for-one basis, into 11,018,766 shares of Common Stock. Following the Reverse Stock Split and the Conversion, approximately 11,044,633 shares of the Company’s Common Stock were issued and outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares).

Also in connection with the Reverse Stock Split, all outstanding options and warrants to purchase shares of the Company’s Series B Preferred Stock were converted, on a one-for-one basis, into instruments to purchase the Company’s Common Stock. All other material terms of such options and warrants remained unchanged.

On March 25, 2016, the Company’s Board of Directors approved the filing of a Certificate of Ownership and Merger (the “Certificate of Ownership”) with the Secretary of State of the State of Delaware in order to change the Company’s name (the “Name Change”) to Protagenic Therapeutics, Inc. The Name Change was effected at the Effective Time through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”), by merging the Company’s wholly owned Protagenic Therapeutics, Inc. subsidiary with and into the Company, with the Company as the surviving corporation in the merger. The DGCL did not require stockholder approval of the Name Change.

The Company filed appropriate documents with the Financial Industry Regulatory Authority (“FINRA”) to effect the Name Change and Reverse Stock Split.  FINRA has not yet declared an effective date for the Name Change and Reverse Stock Split. When FINRA declares an effective date, it is anticipated that the trading symbol for the Common Stock will change on the OTC Markets PINK from “ATRN” to “PGEN.”  In connection with the Reverse Stock Split and Name Change, a new CUSIP number, 74365N 103, has been assigned to the Company’s Common Stock.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding procedures to be followed in connection with the Reverse Stock Split, Conversion and Name Change.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Certificate of Ownership and the Third Amendment and Restatement as filed with the Secretary of State of the State of Delaware, copies of which are attached hereto as Exhibit 2.1 and Exhibit 3.1, respectively, and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held the Special Meeting on June 17, 2016. Holders of an aggregate of 170,791,093,438 shares of the Company’s Common Stock and Series B Preferred Stock (on an as-converted to Common Stock basis) at the close of business on May 2, 2016 were entitled to vote at the Special Meeting, of which 122,297,763,573 shares were present in person or represented by proxy. At the Special Meeting, the Company’s stockholders voted as follows:

1.            Approval of proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to effectuate a 1-for-15,463.7183 reverse stock split of the Company’s issued and outstanding shares of Common Stock.

For: 122,271,406,858

Against: 26,320,840

Abstain: 35,875

2.            Approval of proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to decrease the authorized Common Stock of the Company from 100,000,000,000 shares to 100,000,000 shares, to increase the par value of the Company’s Common Stock from $0.000001 per share to $0.0001 per share and to decrease the authorized preferred stock of the Company from 5,000,000,000 shares to 20,000,000 shares.

For: 122,151,281,177

Against: 22,736,283

Abstain: 123,746,113

3.            Approval of the adoption of the Company’s 2016 Equity Compensation Plan.

For: 122,115,977,611

Against: 6,308,195

Abstain: 123,770,132

4.            Ratification of the appointment of Marcum LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016.

For: 122,288,218,052

Against: 5,957,768

Abstain: 3,587,753

5.            Approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing proposals.

For: 122,275,372,115

Against: 20,833,928

Abstain: 1,557,530

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRINSIC, INC.

Date: June 17, 2016	By:	/s/ Alexander K. Arrow
	Name:	Alexander K. Arrow
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Certificate of Ownership and Merger Merging Protagenic Therapeutics, Inc. with and into Atrinsic, Inc.*

2.2	Agreement of Merger of Atrinsic, Inc. and Protagenic Therapeutics, Inc.*

3.1	Third Amended and Restated Certificate of Incorporation of Protagenic Therapeutics, Inc.*

10.1	Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan**

10.2	Form of Incentive Stock Option Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan**

10.3	Form of Non-Qualified Stock Option Agreement under the Protagenic Therapeutics, Inc. 2016 Equity Compensation Plan**

16.1	Letter dated June 17, 2016 from Schulman Lobel Zand Katzen Williams & Blackman LLP re change in Certifying accountant *

*	Filed herewith

**	Designates management contracts and compensation plans and filed herewith